UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): MARCH 16, 2005



                                  MEDIACOM LLC
                          MEDIACOM CAPITAL CORPORATION
           (Exact name of Registrants as specified in their charters)


               NEW YORK              333-57285-01               06-1433421
               NEW YORK               333-57285                 06-1513997
(State of incorporation)       (Commission File Nos.)          (IRS Employer
                                                            Identification Nos.)

                              100 CRYSTAL RUN ROAD
                           MIDDLETOWN, NEW YORK 10941
                    (Address of principal executive offices)


                  Registrants' telephone number: (845) 695-2600


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

     At the request of Mediacom LLC and Mediacom Capital Corporation (the "Registrants"), on March 16, 2005, The Bank of New York, as trustee, notified by mail the registered holders of the Registrants' 8-1/2% Senior Notes due 2008 (the "Notes") that the Registrants had elected to redeem all of the outstanding Notes. As of March 16, 2005, the aggregate principal amount of the Notes outstanding was $200,000,000. The Notes were issued pursuant to an Indenture, dated as of April 1, 1998, between the Registrants and The Bank of New York, as successor to the Bank of Montreal Trust Company, as trustee. Pursuant to the redemption notice and the terms of the Indenture, the Notes will be redeemed by the Registrants on April 15, 2005 at a redemption price equal to 101.417% of the outstanding principal amount of the Notes plus accrued interest.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2005

                                           MEDIACOM LLC



                                           By: /S/ MARK E. STEPHAN
                                               -----------------------------
                                               Mark E. Stephan
                                               Executive Vice President and
                                               Chief Financial Officer



Dated: March 18, 2005
                                           MEDIACOM CAPITAL CORPORATION



                                           By: /S/ MARK E. STEPHAN
                                               -----------------------------
                                               Mark E. Stephan
                                               Executive Vice President and
                                               Chief Financial Officer